Exhibit 4.1


                        CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                         PREFERENCES AND RELATIVE, PARTICIPATING,
                           OPTIONAL AND OTHER SPECIAL RIGHTS OF
                        SERIES B PARTICIPATING PREFERRED STOCK AND
                   QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF



                              Pursuant to Section 151 of the
                     General Corporation Law of the State of Delaware



                         Stratus Properties Inc. (formerly known as FM
               Properties Inc.) (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Amended and Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of
               Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous vote at a meeting duly called and held on May 14, 1998, duly approved and adopted the following resolution (the "Resolution"):

                         RESOLVED, that, pursuant to the authority
                    vested in the Board of Directors by its
                    Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series B Participating Preferred Stock, par value $0.01 per share, with a stated value of $5.84 per share, consisting initially of 1,712,328 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

                         (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "Series B Participating Preferred Stock." The number of shares constituting such class shall be 1,712,328, and are referred to as the "Series B Participating Preferred Stock."
                The liquidation preference of the Series B Participating
               Preferred Stock shall be $5.84 per share (the "Stated
               Value").

                         (b) Rank. The Series B Participating Preferred Stock shall, with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) on parity with respect to dividends and senior with respect to liquidation, winding-up and dissolution of the Corporation with the common stock, $0.01 par value ("Common Stock") of the Corporation; (ii) senior to all other classes of Capital Stock of the Corporation (other than the Common Stock) or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that it ranks junior to the Series B Participating Preferred Stock as to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Junior Stock"); (iii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Series B Participating Preferred Stock as to dividends and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Stock");
               (iv) junior with respect to dividends and on parity with respect to distributions upon liquidation, winding-up and dissolution of the Corporation with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Series B Participating Preferred Stock as to dividends and on parity with the Series B Participating Preferred Stock as to distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Dividend Stock"); and (v) junior to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created that has been approved by the Holders in accordance with paragraph
               (f)(ii)(a) hereof and the terms of which do not expressly provide that such class or series will rank junior to, or on a parity with, the Series B Participating Preferred Stock as to both dividends and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

                         (c)  Dividends.

                          i) Beginning on the Issue Date, the Holders of the outstanding shares of Series B Participating Preferred Stock shall be entitled to participate ratably with the outstanding shares of Common Stock as if all shares were of a single class, in all distributions in the form of dividends in cash, stock or other property, when, as and if declared by the Board of Directors out of funds legally available therefor, with each share of Series B Participating Preferred Stock entitling the Holder thereof to receive a distribution amount equal to (A) the distribution amount per share on the Common Stock, multiplied by (B) a fraction, the numerator of which is the Stated Value and the denominator of which is the Conversion Price (as it may be adjusted and in effect from time to time as provided in paragraph (h) hereof); provided, that the Series B Participating Preferred Stock shall not be entitled to participate in any dividend reinvestment plan that the Corporation may from time to time adopt for the benefit of the holders of the Common Stock.
                    Any such dividend shall be payable to Holders of record of the Series B Participating Preferred Stock as they appear on the stock books of the Corporation on the record date of such dividend when, as and if declared by the Board of Directors.

                         ii) All dividends paid with respect to shares of the Series B Participating Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

                        iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series B Participating Preferred Stock at any time.

                         iv) No dividends shall be declared, paid or set apart for payment by the Corporation on the Common Stock, any Parity Stock or any Junior Stock unless such dividends have been or contemporaneously are declared and paid in full, or, if payable in cash, a sum in cash has been set apart sufficient for such payment, on the Series B Participating Preferred Stock. If any dividends are not so paid, all dividends declared upon shares of the Series B Participating Preferred Stock and the Common Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Participating Preferred Stock and such Common Stock and Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series B Participating Preferred Stock and such Common Stock and Parity Stock bear to each other. Accrued and unpaid dividends shall not bear interest.

                          v)  a)   Holders of shares of the Series B
                    Participating Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any such dividends upon any of the Junior Stock.

                              b)   So long as any share of the Series B
                    Participating Preferred Stock is outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Common Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Common Stock or Junior Stock whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Common Stock or Junior Stock or any such warrants, rights, calls or options; provided, however, that this paragraph (c)(v)(b) shall not prohibit the Corporation from purchasing, redeeming, or making any payment on account of shares of Common Stock or warrants, rights, calls or options exercisable for or convertible into shares of Common Stock in an aggregate amount not to exceed 20% of the fully-diluted number of shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of any outstanding warrants, rights, calls or options exercisable for or convertible into shares of Common Stock) of the Corporation as of the Issue Date.

                         (d)  Liquidation Preference.

                          i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series B Participating Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Stated Value for each share outstanding, plus an amount in cash equal to accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Common Stock or Junior Stock of the Corporation. After (i) the payment in full of the liquidation payments payable to the Holders of outstanding shares of Series B Participating Preferred Stock any Parity Stock and any Senior Dividend Stock, and (ii) the payment in full to the holders of the shares of Common Stock of an amount equal to (A) the liquidation payment per share to the Holders of Series B Participating Preferred Stock, multiplied by (B) a fraction, the numerator of which is the Stated Value and the denominator of which is the Conversion Price (as it may be adjusted and in effect from time to time as provided in paragraph (h) hereof) for each share of Common Stock, then the Series B Participating Preferred Stock and any Parity Stock shall be entitled to participate ratably in an amount per share equal to (A) the Stated Value, divided by,
                    (B) the Conversion Price, the result of which is multiplied by (C) the amount per share of any additional distributions on the Common Stock, in any such distribution of cash, property or other assets of the Corporation then remaining for distribution to the stockholders of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Series B Participating Preferred Stock, all Parity Stock and all Senior Dividend Stock, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full liquidation preference, including, with respect to the Series B Participating Preferred Stock and any Parity Stock, all accrued and unpaid dividends to which each is entitled.

                         ii) For the purposes of this paragraph (d), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, the recapitalization or change in the outstanding shares of Common Stock, or the consolidation or merger of the Corporation with or into one or more entities shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

                         (e)  Redemption.

                         i) Optional Redemption. a) The Corporation may, at its option, redeem at any time on or after May 22, 2003, subject to contractual and other restrictions with respect thereto and to the extent of funds legally available therefor, in whole or in part, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of the Series B Participating Preferred Stock, at a Redemption Price per share equal to the greater of (i) the Stated Value plus, without duplication, an amount equal to all accumulated and unpaid dividends per share, or (ii) the Participation Price.

                         b) In the event of a redemption pursuant to paragraph (e)(i)(a) hereof of only a portion of the then outstanding shares of the Series B Participating Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Series B Participating Preferred Stock.

                         ii) Mandatory Redemption. On May 22, 2004, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, and each Holder shall surrender or redemption, all of the shares of the Series B Participating Preferred Stock then outstanding at a Redemption Price per share equal to the greater of
                    (i) the Stated Value, plus, without duplication, an amount equal to all accumulated and unpaid dividends per share, or (ii) the Participation Price.

                         iii) Procedures for Redemption.  a) At least
                    thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series B Participating Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Series B Participating Preferred Stock at such Holder's address as it appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Participating Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                              (1)  whether the redemption is pursuant to
                         paragraph (e)(i)(a) or (e)(ii) hereof;

                              (2)  the Redemption Price (or method of
                         calculation thereof, if not then fixed);

                              (3)  whether all or less than all the
                         outstanding shares of the Series B Participating Preferred Stock are to be redeemed and the total number of shares of the Series B Participating Preferred Stock being redeemed;

                              (4)  the Redemption Date; and

                              (5)  that the Holder is to surrender to the
                         Corporation, in the manner, at the place or places and at the price designated, his or its certificate or certificates representing the shares of Series B Participating Preferred Stock to be redeemed.

                         b)   Each Holder of Series B Participating
                    Preferred Stock called for redemption shall surrender the certificate or certificates representing such shares of Series B Participating Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, against delivery of such certificate or certificates to the Corporation, the full Redemption Price for such shares shall, except as provided in paragraphs (iv)(b) or (c) below, be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                         c) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable Redemption Price, all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price thereon without interest.

                         iv) Payment of Redemption Price. a) Except as otherwise set forth in paragraphs (b) or (c) of this paragraph (iv), the Redemption Price for the shares of Series B Participating Preferred Stock shall be paid in cash to the Holders of record of the shares of Series B Participating Preferred Stock shown on the records of the Corporation as of the Redemption Date.

                         b)   Notwithstanding the foregoing paragraph
                    (iv)(a) or anything in this Certificate of Designations to the contrary, the Corporation may, upon written notice to the Holders of record of the Series B Participating Preferred Stock at least three Business Days prior to the Redemption Date, elect to pay all or a portion of the Redemption Price for the Series B Participating Preferred Stock pursuant to paragraphs
                    (i) or (ii) above in Common Stock of the Corporation, by delivering that number of whole shares of Common Stock of the Corporation to each Holder of the Series B Participating Preferred Stock equal to (x) the Redemption Price per share, divided by (y) the average Common Stock Price for the ten trading days immediately preceding the Redemption Date, the result of which is then multiplied by (z) the number of shares of Series B Participating Preferred Stock to be so redeemed from such Holder by payment in shares of Common Stock, and, in the case of any fractional share of Common Stock, rounded to the nearest number of whole shares; provided, however, that the Corporation may only pay any Redemption Price in shares of Common Stock if, as of the Redemption Date, the Common Stock is then registered under Section 12(b) or 12(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and listed on the New York Stock Exchange or the American Stock Exchange, or approved for quotation on the Nasdaq Stock Market's National Market System.

                         c) In the event of a redemption of any or all of the outstanding shares of Series B Participating Preferred Stock for which the Corporation has elected to pay the Redemption Price in whole or in part in cash, the Corporation may, by written notice to the Holders of record of the Series B Participating Preferred Stock at least three Business Days prior to the Redemption Date, elect to defer the Redemption Date, solely with respect to the portion of shares of Series B Participating Preferred Stock that the Corporation elects to redeem in cash, for a period of no longer than 180 days from the date of such written notice for the purpose of effecting a public offering (the "Offering") by the Corporation of shares of Common Stock; provided that (i) the Corporation shall file with the Securities and Exchange Commission within 45 days of the date of such Redemption Notice a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to such Offering, (ii) the Corporation shall designate the use of proceeds to the Corporation from such Offering in the prospectus forming a part of such Registration Statement for the redemption in cash of the Series B Participating Preferred Stock in accordance with this Certificate of Designations, and (iii) the Offering shall be consummated and the Redemption Date fixed on or prior to 180 days following the date of such Redemption Notice. In the event that (x) the Registration Statement is not filed within 45 days following the date of such Redemption Notice or (y) the Offering is not consummated within 180 days following the date of such Redemption Notice (each of (x) and (y) being referred to herein as a "Deferral Default"), the Corporation shall, within ten Business Days after such Deferral Default, pay the Redemption Price on all shares of Series B Participating Preferred Stock called for redemption in accordance with paragraph (iv)(a) above.

                         d) The obligation of the Corporation to pay the Redemption Price in cash pursuant to paragraph
                    (e)(i)(a) or (e)(ii) shall be fully subordinated to the Corporation's Senior Debt in accordance with the provisions of this paragraph (e)(iv)(d). The Corporation may not make any cash payments on account of the Series B Participating Preferred Stock if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on any Specified Senior Debt, the payment of commitment or facility fees, letter of credit fees or agency fees under any Specified Senior Debt, or payments with respect to letter of credit reimbursement arrangements with one or more lenders under the credit or other agreement evidencing any Specified Senior Debt when due (a "Senior Payment Default"). Following the occurrence of an event of default (other than a Senior Payment Default) under any Specified Senior Debt permitting the holders of such Specified Senior Debt (or a trustee or agent on behalf thereof) to accelerate the maturity thereof, or the occurrence of an event which with the passage of time or the giving of notice, or both, could become such an event of default (a "Senior Nonmonetary Default") and, in each case, following the giving of notice thereof to Parent in accordance with the terms governing the relevant Specified Senior Debt (a "Blockage Notice"), Parent may not make any payments on account of the Payment Obligations for a period (a "Blockage Period") commencing on the date the Corporation receives the Blockage Notice, and ending on the earliest of (i) 179 days after such date, (ii) the date, if any, on which such Senior Nonmonetary Default is waived or otherwise cured and (iii) the date, if any, on which such Blockage Period shall have been terminated by written notice to the Corporation from the holders of the relevant Specified Senior Debt (or a trustee or agent on behalf thereof).

                         Upon any payment or distribution of assets of any
                    kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Corporation, whether voluntary or involuntary, or upon bankruptcy, insolvency, receivership or other proceedings, then and in such event, all principal, premium (if any) and interest and all other amounts due or to become due upon all the Corporation's Senior Debt shall first be paid in full before the Holders of the Series B Participating Preferred Stock shall be entitled to receive or retain any assets so paid or distributed in respect of the Series B Participating Preferred Stock; and, upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of any kind or character, whether in cash, property or securities, that the Holders of the Series B Participating Preferred Stock would be entitled to, except as otherwise provided herein, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distributions, or by the Holders of the Series B Participating Preferred Stock if received by them, directly and ratably to the holders of the Corporation's Senior Debt, to the extent necessary to pay in full all the Corporation's Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of the Corporation's Senior Debt, before any payment or distribution is made to the Holders of the Series B Participating Preferred Stock.

                         Each Holder of shares of Series B Participating
                    Preferred Stock hereby irrevocably authorizes and empowers (without imposing any obligation on) the holders of the Corporation's Senior Debt (or any trustee or agent on behalf thereof), under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such the Corporation's Senior Debt holder's ratable share of the full amount of the Redemption Price on the Series B Participating Preferred Stock in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such the Corporation's Senior Debt holders' ratable share of the Redemption Price at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the Holder of the Series B Participating Preferred Stock, as such the Corporation's Senior Debt holder or its representative may deem necessary or desirable for the enforcement of these subordination provisions.

                         If any payment or distribution of assets of any
                    kind or character, whether in cash, property or securities, shall be collected or received by any Holder of the Series B Participating Preferred Stock and such holder shall not be permitted under the terms of this instrument to receive or retain such payment or distribution, such holder shall forthwith turn over the same to the Corporation's Senior Debt holders for their ratable benefit in the form received (except for the endorsement or the assignment of such holder when necessary) and, until so turned over, the same shall be held in trust by such holder as the property and for the ratable benefit of the Corporation's Senior Debt holders.

                         (f)  Voting Rights.

                          i)  The Holders of Series B Participating
                    Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (ii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                         ii) a) So long as any shares of the Series B Participating Preferred Stock are outstanding, the Corporation shall not authorize any class of Senior Stock without the affirmative vote or consent of Holders of at least two-thirds of the outstanding shares of Series B Participating Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                         b)   So long as any shares of the Series B
                    Participating Preferred Stock are outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of the Series B Participating Preferred Stock without the affirmative vote or consent of Holders of at least two-thirds of the issued and outstanding shares of Series B Participating Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                         iii) In any case in which the Holders of Series B
                    Participating Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Series B Participating Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Series B Participating Preferred Stock held.

                         (g) Recapitalization, Merger, Consolidation or Transfer of Assets.


                          i) In the event that the Corporation shall, in a single transaction or series of related transactions, recapitalize, reclassify or change the outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination provided for in paragraph (h) hereof), consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation, the Holders of shares of Series B Participating Preferred Stock shall be entitled, upon written notice to the Corporation within 15 Business Days of the public announcement of such transaction, to require the Corporation to exchange or cause to be exchanged all or a portion of the shares of Series B Participating Preferred Stock held by such Holder for such securities, cash and other property receivable upon the consummation of such transaction by the holders of shares of Common Stock, as if each share of Series B Participating Preferred Stock so exchanged was that number of shares of Common Stock (rounded to the nearest whole share) equal to (x) the Stated Value, divided by (y) the Conversion Price, and outstanding immediately prior to the consummation of the recapitalization, reclassification, merger, consolidation, asset transfer or liquidation.

                         ii) In the event that the Corporation shall, in a single transaction or series of related transactions, recapitalize, reclassify or change the outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination provided for in paragraph (h) hereof), consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation, and any Holder of shares of Series B Participating Preferred Stock shall not have elected to exchange all shares of Series B Participating Preferred Stock in accordance with paragraph (g)(i) above, then the Corporation shall not consummate such recapitalization, reclassification, merger, consolidation, asset sale or liquidation unless: (A) either (1) the Corporation is the surviving or continuing Person or (2) the Person (if other than the Corporation) formed by such recapitalization, consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Corporation have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) the Series B Participating Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Participating Preferred Stock had immediately prior to such transaction; and (C) the Corporation has delivered to the Holders of the Series B Participating Preferred Stock prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such recapitalization, reclassification, merger, consolidation, asset transfer or liquidation complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied.

                         iii) For purposes of the foregoing provisions of
                    this paragraph (g), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

                         (h) Adjustment of Common Stock and Conversion Price. In case the Corporation shall (i) pay a dividend or make a distribution solely in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then concurrently with the effectiveness of each such event, the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such adjustment and the denominator shall be the number of shares of Common Stock outstanding immediately following such adjustment. Such adjustment to the Conversion Price shall be made each time any such action described in this paragraph (h) shall occur.

                         (i)  Reissuance of Series B Participating
               Preferred Stock. Shares of Series B Participating Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares as Series B Participating Preferred Stock must be in compliance with the terms hereof.

                         (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                         (k) Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                         "Blockage Notice" shall have the meaning ascribed
                    to it in paragraph (e)(iv)(d) hereof.

                         "Blockage Period" shall have the meaning ascribed
                    to it in paragraph (e)(iv)(d) hereof.

                         "Board of Directors" shall have the meaning
                    ascribed to it in the first paragraph of this Resolution.

                         "Business Day" means any day except a Saturday, a
                    Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                         "Capital Stock" means (i) with respect to any
                    Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and
                    (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                         "Common Stock" shall mean the common stock, $0.01
                    par value, of the Corporation, and any other security into which such shares of Common Stock may be hereinafter converted or exchanged.

                         "Common Stock Price" shall mean the last per share
                    sale price of the Common Stock of the Corporation as reported by the Nasdaq National Market (or any national stock exchange or interdealer quotation system on which the Common Stock is then listed or quoted).

                         "Conversion Price" shall mean initially $5.84,
                    subject to adjustment as set forth in paragraph (h) hereof.

                         "Debt" of any Person means at any date, without
                    duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee under capital leases, (v) all Debt of others secured by any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of such Person and (vi) all Debt of others guaranteed by such Person.

                         "Holder" means a holder of shares of Series B
                    Participating Preferred Stock as reflected in the stock books of the Corporation.

                         "Issue Date" means the date of original issuance
                    of the Series B Participating Preferred Stock.

                         "Junior Stock" shall have the meaning ascribed to
                    it in paragraph (b) hereof.

                         "Officers' Certificate" means a certificate signed
                    by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Corporation which certificate shall include a statement that, in the opinion of such signers all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. In addition, such certificate shall include (i) a statement that the signatories have read the relevant covenant or condition, (ii) a brief statement of the nature and scope of such examination or investigation upon which the statements are based, (iii) a statement that, in the opinion of such signatories, they have made such examination or investigation as is reasonably necessary to express an informed opinion and (iv) a statement as to whether or not, in the opinion of the signatories, such relevant conditions or covenants have been complied with.

                         "Opinion of Counsel" means an opinion of counsel
                    that, in such counsel's opinion, all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. Such opinion shall also include the statements called for in the second sentence under "Officers' Certificate".

                         "Parity Stock" shall have the meaning ascribed to
                    it in paragraph (b) hereof.

                         "Participation Price" shall mean, as of any
                    Redemption Date, an amount per share of the Series B Participating Preferred Stock equal to (i) the Stated Value, divided by (ii) the Conversion Price, the result of which is then multiplied by (iii) the average of the Common Stock Price for the ten trading days immediately prior to the Redemption Date; provided, however, that if all or any portion of the Participation Price is paid by the Corporation in cash, the amount of the Participation Price to be paid to the Holders in cash shall be an amount equal to the Participation Price multiplied by 0.95.

                         "Person" means an individual, partnership,
                    corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                         "Preferred Stock" of any Person means any Capital
                    Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                         "Redemption Date", with respect to any shares of
                    Series B Participating Preferred Stock, means the date on which such shares of Series B Participating Preferred Stock are redeemed by the Corporation.

                         "Redemption Notice" shall have the meaning
                    ascribed to it in paragraph (e) hereof.

                         "Redemption Price" shall mean, as of any
                    Redemption Date, the redemption price required to be paid on shares the Series B Participating Preferred Stock as calculated in accordance with paragraphs
                    (e)(i)(a) or (e)(ii) hereof, as applicable.

                         "Senior Debt" means all Debt of the Corporation,
                    including principal, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) or other amounts payable in connection with any Debt of the Corporation, whether presently outstanding or subsequently created, incurred or assumed (other than any other Debt of the Corporation which expressly provides by its terms or the terms of the instrument creating or evidencing it that it is subordinate in right of payment in any respect to any other Debt of the Corporation). Notwithstanding the foregoing, the Corporation's Senior Debt shall not include any Debt of the Corporation to any subsidiary of the Corporation or any liability for federal, state or local taxes owed by the Corporation.

                         "Senior Dividend Stock" shall have the meaning
                    ascribed to it in paragraph (b) hereof.

                         "Senior Nonmonetary Default" shall have the
                    meaning ascribed to it in paragraph (e)(iv)(d) hereof.

                         "Senior Payment Default" shall have the meaning
                    ascribed to it in paragraph (e)(iv)(d) hereof.

                         "Senior Stock" shall have the meaning ascribed to
                    it in paragraph (b) hereof.

                         "Specified Senior Debt" means (i) all Senior Debt
                    under the Corporation's primary bank credit facility existing from time to time and (ii) any other issue of Senior Debt having a principal amount of at least $10,000,000.

                         "Stated Value" shall have the meaning ascribed to
                    it in paragraph (a) hereof.


                [The remainder of this page is intentionally left blank.]


                         IN WITNESS WHEREOF, Stratus Properties Inc., has
               caused this Certificate to be signed on its behalf by a duly authorized officer this 22nd day of May, 1998.


                                     STRATUS PROPERTIES INC.
                                     (formerly known as FM Properties Inc.)



                                        By: /s/ William H. Armstrong,III
                                           ------------------------------
                                          Name:  William H. Armstrong,III
                                          Title: President and Chief Executive
                                                 Officer